UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

OFFICE PROPERTIES INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34364	26-4273474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of principal executive offices)	(Zip Code)

(617) 219-1440

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K (this “Current Report”), the term the “Company” refers to Office Properties Income Trust.

Item 7.01. Regulation FD Disclosure

As previously reported, on October 30, 2025, the Company and its debtor affiliates (collectively, the “Debtors”) each commenced with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) a voluntary case under chapter 11 of title 11 of the United States Code.

Pursuant to the Agreed Mediation Order Appointing Judge Marvin Isgur as Mediator (the “Mediator”) (Docket No. 190) (the “Mediation Order”) entered by the Bankruptcy Court, in early November 2025, (a) the Debtors, (b) an ad hoc group (the “September 2029 Ad Hoc Group”) of holders of the Company’s 9.000% Senior Secured Notes due September 30, 2029 (the “September 2029 Senior Secured Notes”), (c) U.S. Bank Trust Company, National Association, as trustee and collateral agent (in such capacity, the “September 2029 Notes Trustee”) under the September 2029 Senior Secured Notes, (d) an ad hoc group (the “2027 Ad Hoc Group”) of holders of the Company’s 3.250% Senior Secured Notes due December 11, 2027 (the “2027 Senior Secured Notes”), (e) UMB Bank, National Association (in such capacity, the “2027 Senior Secured Notes Trustee”), as trustee and collateral agent under the 2027 Senior Secured Notes, (f) an ad hoc group of holders of certain of the Company’s unsecured notes (the “Unsecured Notes Ad Hoc Group”), (g) an ad hoc group of holders of the Company’s 9.000% Senior Secured Notes due March 31, 2029 (the “March 2029 Ad Hoc Group”), (h) Wilmington Savings Fund Society, FSB, as successor administrative agent to Wells Fargo Bank, National Association (in such capacity, the “Secured Credit Facility Agent”) under that certain Second Amended and Restated Credit Agreement, dated January 29, 2024, and (i) Computershare Trust Company, National Association, as successor trustee to U.S. Bank Trust Company, National Association (in such capacity, the “Priority Guaranteed Notes Trustee”) under the Company’s 8.000% Senior Priority Guaranteed Unsecured Notes due 2030, commenced non-binding mediation to resolve all issues among the Parties, including, without limitation, with respect to the treatment of the 2027 Senior Secured Notes under the Debtors’ chapter 11 plan and other disputed issues in connection with the Emergency Motion of Debtors for Entry of Interim and Final Orders (I) Authorizing the Debtors to Use Cash Collateral and Obtain Postpetition Financing; (II) Granting Liens and Superpriority Administrative Claims; (III) Providing Adequate Protection; (IV) Scheduling a Final Hearing; and (V) Granting Related Relief (Docket No. 32) and that certain adversary proceeding commenced by the Debtors’ filing of the Complaint for Declaratory Judgment, Injunctive Relief, and Damages (Adv. Pro. No. 25-03802, Docket No. 1). Subsequent to its appointment, the Official Committee of Unsecured Creditors (together with the Debtors, the September 2029 Ad Hoc Group, the September 2029 Notes Trustee, the 2027 Ad Hoc Group, the 2027 Senior Secured Notes Trustee, the Unsecured Notes Ad Hoc Group, the March 2029 Ad Hoc Group, the Secured Credit Facility Agent, and the Priority Guaranteed Notes Trustee each, a “Party” and, collectively, the “Parties”) also began participating in mediation. This disclosure contains all of the information that is required to be disclosed pursuant to paragraph 14 of the Mediation Order.

The Parties—including advisors and principals—participated in the mediation and worked closely with the Mediator to reach resolution of the issues. Certain of the Parties received Mediator’s proposals and provided responses to the Mediator, but none of the Parties made or received a proposal to or from another Party. However, as of 10:25 a.m. (prevailing Central Time) on December 22, 2025, an agreement had not been reached among the Parties and the Mediator terminated the mediation. Negotiations with respect to the issues addressed in the mediation are not currently continuing, and may or may not resume in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: December 23, 2025